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                                                                  Exhibit 23.2

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Household Automobile Revolving Trust I:

As independent public accountants, we hereby consent to the incorporation of our report dated October 29, 1998, included in this registration statement on Form S-3 of Household Automobile Revolving Trust I and to all references to our Firm included in the registration statement.


Chicago, Illinois
November 4, 1998